SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) October 13, 2000



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                         1-3247              16-0393470
(State or other jurisdiction     (Commission         (I.R.S. Employer
of incorporation)                File Number)        Identification No.)



One Riverfront Plaza, Corning, New York              14831
(Address of principal executive offices)             (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  October 13, 2000       By  /s/   KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Vice President and Controller

This Form 8-K combines in one pro forma presentation as of and for the year ended December 31, 1999, information previously filed with the Securities and Exchange Commission concerning significant acquisitions completed in 2000. In addition, a pro forma income statement for the six months ended June 30, 2000 is also provided. All Corning share numbers give effect to a three for one stock split effective October 3, 2000.

Item 2. Acquisition or Disposition of Assets

NetOptix
--------

On May 12, 2000, Corning completed the acquisition of NetOptix Corporation ("NetOptix") for 33.7 million shares of Corning common stock and the assumption of stock options convertible into 2.5 million Corning shares. Based on the average closing price of Corning stock for a range of days surrounding the announcement and a Black Scholes valuation of options issued, the recorded purchase price approximated $2.1 billion. NetOptix manufactures thin film filters for use in dense wavelength division multiplexing components.

The assets acquired by Corning pursuant to the transaction include all assets of NetOptix which consist of accounts receivable, inventory, fixed and tangible property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware and spare parts), intangible assets and contracts.

Siemens Transaction
-------------------

On February 2, 2000, pursuant to the terms of the Master Sale and Purchase Agreement dated December 8, 1999 between Corning, and Siemens A.G. ("Siemens"), Corning acquired the worldwide optical cable and hardware businesses of Siemens which included Siemens' optical cable and equipment businesses and the remaining 50% of Siecor Corporation and Siecor GmbH for $1.4 billion (the "Siemens transaction"). This purchase price includes $120 million of assumed debt and $145 million of contingent performance payments payable, if earned, over a four-year period. Corning financed the transaction through the issuance of euro-denominated debt and common equity.

Assets in use by the Siemens businesses acquired consist of, and are not limited to, accounts receivable, inventory, fixed and tangible property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware and spare parts), intangible assets and contracts.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)  Financial Statements of Businesses Acquired

     NetOptix
     --------

     This Form 8-K includes an unaudited condensed income statement of NetOptix for the six months ended March 31, 2000 and the unaudited balance sheet as of March 31, 2000 and incorporates by reference the noted items of the documents set forth below that NetOptix has previously filed with the SEC.

                                                         Period
     NetOptix SEC Filing (File No. 000-11309)    Year Ended September 30, 1999
     Annual Report on Form 10-K                  Filed on December 27, 1999
     Part III, Item 14(a)

     NetOptix SEC Filing (File No. 000-11309)    Quarter Ended December 31, 1999
     Quarterly Report on Form 10-Q               Filed on February 11, 2000
     Part I, Item 1

     Siemens Transaction
     -------------------

     Prior to the Siemens transaction, Corning consolidated Siecor Corporation in its financial statements and recorded its investment in Siecor GmbH on the equity method. The historical financial statements of the combined operations of Siecor GmbH and the worldwide cable and equipment business owned by Siemens as of and for its most recent fiscal year ended September 30, 1999, prepared in accordance with German Generally Accepted Accounting Principles and derived from the accounting records of Siemens, were filed on Corning's Form 8-K/A on April 17, 2000 and are incorporated herein by reference.

(b)  Pro Forma Financial Information

     (1) Unaudited pro forma combined statement of income for the six months ended June 30, 2000
     (2) Unaudited pro forma combined statement of income for the year ended December 31, 1999
     (3)  Unaudited pro forma combined balance sheet as of December 31, 1999
     (4)  Notes to unaudited pro forma combined financial statements

(c)  Exhibits

     (1)  Consent of Ernst & Young LLP
     (2)  Consent of KPMG

Item 7(a) Financial Statements of Business Acquired

NetOptix Corporation
Unaudited Statements of Income
(In millions, except per share amounts)

                                                  For the six months ended
                                                         March 31,
                                                  ------------------------
                                                      2000       1999*
                                                     ------     -------
Revenues
 Net sales                                           $ 10.2     $ 21.6
 Royalty, interest and dividend income
                                                     ------     ------
                                                       10.2       21.6

Deductions
 Cost of sales                                          4.9       13.2
 Selling, general and administrative expenses           3.2        9.0
 Research, development and engineering expenses         0.1        0.9
 Interest expense                                       0.5        0.5
 Other, net                                            (0.9)       1.8
                                                     ------     ------

 Income before taxes on income                          2.4       (3.8)
 Taxes on income                                        0.1        0.1
                                                     ------     ------

Net income (loss)                                    $  2.3     $ (3.9)
                                                     ======     ======

Basic earnings per share                             $ 0.20     $(0.45)
Diluted earnings per share                           $ 0.17     $(0.45)

NetOptix shares used in computing earnings per share:
 Basic earnings per share                              11.4        8.8
                                                     ======     ======
 Diluted earnings per share                            13.3        8.8
                                                     ======     ======


* This information is as filed by NetOptix. Subsequent to March 31, 1999, NetOptix divested of a material business. The results of this discontinued operation are included in this presentation.

NetOptix Corporation
Unaudited Balance Sheet
(In millions)

                                                  March 31, September 30,
                                                    2000        1999
                                                  --------- -------------
          Assets
Current assets
 Cash and equivalents                              $  0.1     $  2.1
 Accounts receivable, net of doubtful
   accounts and allowances                            7.2        2.8
 Inventories                                          2.0        1.6
 Deferred taxes on income and other
   current assets                                     3.7        3.7
 Net assets of discontinued operations                           9.0
                                                   ------     ------

     Total current assets                            13.0       19.2
                                                   ------     ------

 Plant and equipment net of accumulated
   depreciation                                      17.5       10.5

 Goodwill and intangible assets net of
   accumulated amortization                          11.6       11.8

 Other assets                                         2.3        1.9
                                                   ------     ------

                                                   $ 44.4     $ 43.4
                                                   ======     ======

          Liabilities and Shareholders' Equity
Current liabilities
 Loans payable                                     $  1.9     $  6.5
 Accounts payable                                     1.4        3.1
 Other accrued liabilities                            2.6        3.6
                                                   ------     ------

   Total current liabilities                          5.9       13.2
                                                   ------     ------

 Other liabilities                                    0.8        0.7
 Loans payable beyond one year                        5.3        0.6

 Common shareholders' equity
   Common stock, including excess over par value     62.7       61.5
   Retained earnings                                (30.1)     (32.4)
   Accumulated other comprehensive income            (0.2)      (0.2)
                                                   ------     ------
Common shareholders' equity                          32.4       28.9
                                                   ------     ------

                                                   $ 44.4     $ 43.4
                                                   ======     ======

Divestiture
On January 31, 2000, the Company sold its LMI and related women's health businesses and related assets. The transaction included the Company's operating units in Germany and Canada as well as the LMI operation in Boca Raton, Florida. The purchase price was approximately $10 million. The net proceeds were used to reduce debt and accordingly.

Item 7(b) Pro Forma Financial Information


The following unaudited pro forma combined statements of income and unaudited pro forma consolidated balance sheet give effect to the merger of Corning Incorporated with NetOptix and the Siemens transaction using the purchase method of accounting for both acquisitions. The following unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Corning and NetOptix.

The unaudited pro forma combined statements of income and unaudited pro forma consolidated balance sheet information is provided for informational purposes only and does not purport to represent what the combined financial position and results of operations would actually have been had the transactions in fact occurred at the dates indicated. The following unaudited pro forma combined statements of income and unaudited pro forma combined balance sheet illustrate the estimated effects of the transactions as if they had occurred at the beginning of the period presented for the statements of income and at the end of the period for the balance sheet.

The pro forma adjustment for the NetOptix transaction has been updated from that presented in Corning's Form S-4 filing dated March 17, 2000 to reflect the actual common stock entry recorded upon acquisition. There are no changes to the pro forma adjustments for the Siemens transaction from those presented in the pro forma financial statements filed on Corning's Form 8-K/A dated April 17, 2000.

The following unaudited pro forma information was derived using the following:

 . Corning's June 30, 2000 six month financial information and December 31,
  1999, fiscal year end financial statements
 . NetOptix financial information for the period January 1, 2000 to the date of Merger on May 12, 2000
 . Siecor GmbH's financial information as of and for the year ended September
  30, 1999 and the financial information for the period from January 1, 2000 to the date of acquisition as contained in the acquired entity's books and records
 . Siemens' worldwide optical fiber, cable and equipment businesses' financial information as of and for the year ended September 30, 1999 and the financial information for the period from January 1, 2000 to the date of acquisition as contained in the acquired entities' books and records

Adjustments have been made to reclassify the presentation of the historical financial statements of the businesses obtained in the Siemens transaction to be consistent with Corning's presentation. The financial position and results of Siecor GmbH and Siemens' worldwide cable and equipment businesses are presented in the column labeled "Siemens Transaction" in the pro forma combined financial information. The amounts presented have been adjusted for differences between German generally accepted accounting principles and those of the United States.

The unaudited pro forma combined condensed consolidated statements of income and unaudited pro forma consolidated balance sheet have been adjusted to give effect to the three-for-one stock split effective October 3, 2000, to Corning shareholders of record on September 5, 2000.

Unaudited Pro Forma Combined Statement of Income
For the six months ended June 30, 2000
(In millions, except per share amounts)

                                                       Siemens             NetOptix
                                           Siemens    Pro Forma            Pro Forma  Combined
                                Corning  Transaction Adjustments NetOptix Adjustments Pro Forma
                                -------  ----------- ----------- -------- ----------- ---------
Revenues
  Net sales                     $3,127.0   $169.7                 $ 6.6               $3,303.3
  Royalty, interest
   and dividend income              50.4                                                  50.4
  Non-operating gain                 6.8                                                   6.8
                                --------   ------     ------      -----     ------    --------
                                 3,184.2    169.7                   6.6                3,360.5

Deductions
  Cost of sales                  1,817.7    159.2       1.9(A)      2.5                1,981.3
  Selling, general and
   administrative expenses         457.8                            1.8                  459.6
  Research, development
   and engineering expenses        230.2                                                 230.2
  Non-recurring charges             62.3                                                  62.3
  Amortization of purchased
   intangibles including
   goodwill                         52.7                 8.6(A)               75.7(G)    137.0
  Interest expense                 139.7                 3.8(B)     0.3                  143.8
  Other, net                        32.7                           (1.4)                  31.3
                                --------   ------     ------      -----     ------    --------

  Income from continuing
   operations before taxes
   on income                       391.1     10.5      (14.3)       3.4      (75.7)      315.0
  Taxes on income from
   continuing operations           191.8                (5.4)       0.1       (1.5)      185.0
                                --------   ------     ------      -----     ------    --------

  Income before minority
   interest and equity
   earnings                        199.3     10.5       (8.9)       3.3      (74.2)      130.0
  Minority interest in
   earnings of subsidiaries        (10.1)               (3.0)(F)                         (13.1)
  Impairment of equity
   investment                      (36.3)                                                (36.3)
  Equity in earnings of
   associated companies             73.2                (0.7)(C)                          72.5
                                --------   ------     ------      -----     ------    --------

Income from continuing
 operations                     $  226.1   $ 10.5     $(12.6)     $ 3.3     $(74.2)   $  153.1
                                ========   ======     ======      =====     ======    ========

Basic earnings per share
 from continuing operations     $   0.27                                              $   0.18
Diluted earnings per share
 from continuing operations     $   0.27                                              $   0.17
Weighted average shares
 outstanding-basic                 827.7                 2.6(B)               28.0(H)    858.3
Weighted average shares
 outstanding-diluted               848.1                 2.6(B)               28.0(H)    878.7

Unaudited Pro Forma Combined Statement of Income
For the year ended December 31, 1999
(In millions, except per share amounts)

                                                       Siemens             NetOptix
                                           Siemens    Pro Forma            Pro Forma  Combined
                                Corning  Transaction Adjustments NetOptix Adjustments Pro Forma
                                -------  ----------- ----------- -------- ----------- ---------
Revenues
  Net sales                     $4,741.1   $758.6                 $ 14.4              $5,514.1
  Royalty, interest and
   dividend income                  41.4      1.2                                         42.6
  Non-operating gain                30.0                                                  30.0
                                --------   ------     ------      ------   -------    --------
                                 4,812.5    759.8                   14.4               5,586.7

Deductions
  Cost of sales                  2,930.3    586.9        8.8(A)      9.5               3,535.5
  Selling, general and
   administrative expenses         667.4    115.0                    8.8                 791.2
  Research, development
   and engineering expenses        378.2     29.8                    0.2                 408.2
  Provision for restructuring
   and impairment                    1.4                             6.4                   7.8
  Amortization of purchased
   intangibles including
   goodwill                         27.8                56.2(A)      0.7     210.5(G)    294.5
                                                                              (0.7)(G)
  Interest expense                  93.2      1.8       30.2(B)      0.9                 126.1
  Other, net                        39.3      0.4                   (0.8)                 38.9
                                --------   ------     ------      ------   -------    --------

  Income from continuing
   operations before taxes
   on income                       674.9     25.9      (95.2)      (11.3)   (209.8)      384.5
  Taxes on income from
   continuing operations           207.1      3.9      (26.8)                 (4.2)      180.0
                                --------   ------     ------      ------   -------    --------

  Income before minority
   interest and equity
   earnings                        467.8     22.0      (68.4)     (11.3)    (205.6)      204.5
  Minority interest in
   earnings of subsidiaries        (66.8)               45.0(F)                          (21.8)
  Dividends on convertible
   preferred securities of
   subsidiary                       (2.3)                                                 (2.3)
  Equity in earnings of
   associated companies            112.3               (14.6)(C)                          97.7
                                --------   ------     ------      ------   -------    --------

Income from continuing
 operations                     $  511.0   $ 22.0     $(38.0)     $(11.3)  $(205.6)   $  278.1
                                ========   ======     ======      ======   =======    ========

Basic earnings per share
 from continuing operations     $   0.66                                              $   0.34
Diluted earnings per share
 from continuing operations     $   0.65                                              $   0.33
Weighted average shares
 outstanding-basic                 765.3                18.0(B)               33.6(H)    816.9
Weighted average shares
 outstanding-diluted               795.0                18.0(B)               35.1(H)    834.0

Unaudited Pro Forma Combined Balance Sheet
December 31, 1999
(In millions)

                                                      Siemens             NetOptix
                                          Siemens    Pro Forma            Pro Forma  Combined
                               Corning  Transaction Adjustments NetOptix Adjustments Pro Forma
                               -------  ----------- ----------- -------- ----------- ---------
      Assets
Current assets
  Cash                         $  121.8  $  9.8     $1,135.0(A)   $ 2.1              $   133.7
                                                    (1,135.0)(A)
  Short-term investments,
   at cost which
   approximates market value      158.6     5.9        265.0 (F)                         429.5
  Accounts receivable, net
   of doubtful accounts and
   allowances                     872.4   236.3                     2.8                1,111.5
  Inventories                     602.2   106.4                     1.6                  710.2
  Deferred taxes on income
   and other current asset        229.2     6.3                     3.7                  239.2
  Net assets of discontinued
   operations                                                       9.0                    9.0
                               --------  ------     --------      -----   --------   ---------

    Total current assets        1,984.2   364.7        265.0       19.2                2,633.1
                               --------  ------     --------      -----   --------   ---------

Investments
  Associated companies,
   at equity                      421.9    30.3        (20.3)(B)                         431.9
  Others, at cost                  82.5                                                   82.5
                               --------  ------     --------      -----   --------   ---------

                                  504.4    30.3        (20.3)                            514.4
                               --------  ------     --------      -----   --------   ---------
Plant and equipment net of
 accumulated depreciation       3,201.7   151.5        107.3(A)    10.5                3,471.0

Goodwill and intangible
 assets net of accumulated
 amortization                     506.7     1.1        723.9(A)    11.8    2,093.6(G)  3,337.1

Other assets                      329.0    19.6                     1.9                  350.5
                               --------  ------     --------      -----   --------   ---------

                               $6,526.0  $567.2     $1,075.9      $43.4   $2,093.6   $10,306.1
                               ========  ======     ========      =====   ========   =========

    Liabilities and Shareholders' Equity

Current liabilities
  Loans payable                $  420.7  $  2.3                   $ 6.5              $   429.5
  Accounts payable                418.0    39.7                     3.1                  460.8
  Other accrued liabilities       715.3   124.9        145.0(C)     3.6                  988.8
                               --------  ------     --------      -----   --------   ---------

   Total current liabilities    1,554.0   166.9        145.0       13.2                1,879.1
                               --------  ------     --------      -----   --------   ---------

Other liabilities                 720.6    88.2                     0.7                  809.5
Loans payable beyond one year   1,490.4     3.9        488.7(A)     0.6                1,983.6

Minority interest in
 subsidiary companies             284.8               (160.9)(D)                         123.9
Convertible preferred stock        13.5                                                   13.5
Common shareholders' equity
   Common stock, including
    excess over par value
    and other capital           1,359.3   121.0        911.3(F)    61.5    2,122.5(H)  4,393.1
                                                      (121.0)                (61.5)
  Retained earnings             1,790.0   187.2       (187.2)     (32.4)      32.4     1,790.0
  Less cost of common
   stock in treasury             (656.0)                                                (656.0)
  Accumulated other
   comprehensive income           (30.6)                           (0.2)       0.2       (30.6)
                               --------  ------     --------      -----   --------   ---------
Common shareholders' equity     2,462.7   308.2        603.1       28.9    2,093.6     5,496.5
                               --------  ------     --------      -----   --------   ---------

                               $6,526.0  $567.2     $1,075.9      $43.4   $2,093.6   $10,306.1
                               ========  ======     ========      =====   ========   =========

                              CORNING INCORPORATED

           Notes to Unaudited Pro Forma Combined Financial Information


Siemens Transaction
-------------------

(A) The total purchase price of the Siemens transaction approximates $1.4 billion, which includes $120 million of assumed debt and $145 million in contingent performance payments. Portions of the Siemens transaction are expected to close at future dates into 2001. The pro forma presentation assumes all portions of the transaction have been closed. The excess of the purchase price over the fair value of net assets acquired was allocated as follows (amounts in millions):

                                                       Annual
                                                    Depreciation or    Useful
                                          Amount     Amortization      Lives
                                          ------     ------------      -----

     Property, plant and equipment        $107.3        $ 8.8         5-20 years
     Goodwill and other intangibles       $723.9        $56.2         5-20 years

(B) Corning financed the Siemens transaction with a combination of euro-denominated debt and common equity. In the first quarter of 2000, Corning completed a debt offering generating net proceeds of $488.7 million and consisting of 200 million EURO bonds with an interest rate of 4.25% maturing in 5 years and 300 million EURO bonds with an interest rate of 5.375% maturing in 10 years. In addition, Corning completed an equity offering of approximately 44.85 million shares of common stock which generated net proceeds of approximately $2.2 billion. This pro forma presentation reflects a portion of this offering (18 million shares with proceeds of $911.3 million) being used to fund the remaining portion of the $1.4 billion acquisition.

(C) Reflects the elimination of Corning's 50% investment in and equity earnings from Siecor GmbH which was previously accounted for under the equity method.

(D) The increase to marketable securities reflects liquid assets from financing transactions that will be used to repay assumed debt and fund contingent performance payments.

(E) Includes the assumption that contingent purchase price of approximately $145 million will be earned.

(F) Reflects the elimination of minority interest related to Siemens' 50% ownership of Siecor Corporation, which is consolidated in Corning's historical financial statements.

NetOptix
--------

(G) On May 12, 2000, Corning completed the acquisition of NetOptix Corporation in a merger transaction accounted for under the purchase method of accounting. The merger was effected by Corning issuing shares and options at an exchange ratio of 0.90 for each share or right to acquire shares of NetOptix common stock on the closing date. Based on the average closing price of Corning stock for a range of days surrounding the announcement and a Black Scholes valuation of options issued, the recorded purchase price approximated $2.1 billion. NetOptix manufactures thin film filters for use in dense wavelength division multiplexing components. The excess of the purchase price over the estimated fair value of tangible assets acquired was allocated to goodwill. Goodwill of approximately $2.093 billion will be amortized on a straight-line basis over ten years. The pro forma adjustment to revenues for the six months ended June 30, 2000 reflects sales for the period January 1, 2000 through May 11, 2000.

(H) Adjustments reflect the issuance of 33,719,067 shares of Corning common stock to effect the exchange of NetOptix common stock and the assumption of stock options convertible into 2,487,240 Corning shares to acquire NetOptix common stock at the exchange ratio of 0.90 a share.

    The pro forma combined per share amounts and weighted average common shares outstanding reflect the combined weighted average of Corning and NetOptix common shares outstanding for the periods presented, after adjusting the number of NetOptix common shares to reflect the exchange ratio of 0.90 of a share of Corning common stock for each share of NetOptix common stock. The diluted unaudited pro forma per share information for Corning is based on the weighted average number of outstanding shares of Corning common stock adjusted to include (1) the dilutive effect of Corning employee stock options and (2) the number of shares of Corning common stock issued in the merger. The effect of NetOptix employee stock options was not dilutive.

Exhibit 1   Consent of Ernst & Young LLP




                         Consent of Independent Auditors




We consent to the incorporation by reference in Form 8-K of Corning Incorporated of our report dated December 21, 1999, with respect to the consolidated financial statements and schedule of NetOptix Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission on October 13, 2000.




                                   By  /s/   ERNST & YOUNG LLP
                                             Ernst & Young LLP


Providence, Rhode Island
October 12, 2000

Exhibit 2   Consent of KPMG




October 12, 2000



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Form 8-K of Corning Incorporated of our report dated March 31, 2000 relating to the combined financial statements of the Lichtwellenleiter Group of Siemens AG.



KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft




By /s/    DR. MARIANNE SCHRAMM           /s/  DR. HELMUT ELLROTT
          Dr. Marianne Schramm                Dr. Helmut Ellrott